Exhibit 99.1


Case Name: Interstate Bakeries
Corporation & All  Subsidiaries                        Case No: 04-45814-jwv-11

                 Consolidated Monthly Operating Report Summary
                 ---------------------------------------------
             For The Four Weeks Ended and as of September 17, 2005
             -----------------------------------------------------
REVENUE
-------
Gross Income                                                     $  239,314,984
Less Cost of Goods Sold
                                                                    112,776,614
Ingredients, Packaging & Outside Purchasing     $ 55,510,273
Direct & Indirect Labor                           43,804,122
Overhead & Production Administration              13,462,219
Gross Profit                                                        126,538,370
                                                                 ---------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                     -
Selling & Delivery Employee Salaries              58,553,509
Advertising and Marketing                          3,338,456
Insurance (Property, Casualty, & Medical)         13,316,970
Payroll Taxes                                      4,985,753
Lease and Rent                                     4,082,312
Telephone and Utilities                            1,395,758
Corporate Expense (Including Salaries)             6,687,300
Other Expenses                                    30,354,805
Total Operating Expenses                                            122,714,863
                                                                 ---------------
             EBITDA                                                   3,823,507
Restructuring & Reorganization Charges             6,326,347 (i)
Depreciation and Amortization                      5,918,838
Other Income                                          (1,928)
Gain/Loss Sale of Prop                              (151,566)
Interest Expense                                   3,687,115
Operating Income (Loss)                                             (11,955,299)
Income Tax Expense (Benefit)                      (3,992,444)
                                                                 ---------------
Net Income (Loss)                                                $   (7,962,855)
                                                                 ===============


CURRENT ASSETS
--------------
   Accounts Receivable at end of period                          $  156,845,240
   Increase (Decrease) in Accounts Receivable for period              3,240,643
   Inventory at end of period                                        64,058,826
   Increase (Decrease) in Inventory for period                       (2,336,881)
   Cash at end of period                                            151,574,381
   Increase (Decrease) in Cash for period                            (9,841,846)
   Restricted Cash                                           (ii)    19,634,836
   Increase (Decrease) in Restricted Cash for period                          -

LIABILITIES
-----------
   Increase (Decrease) Liabilities Not Subject to Compromise         (5,577,005)
   Increase (Decrease) Liabilities  Subject to Compromise               360,598
   Taxes payable:
        Federal Payroll Taxes                    $10,921,390
        State/Local Payroll Taxes                  4,353,183
        State Sales Taxes                          1,371,529
        Real Estate and
            Personal Property Taxes               17,575,015
       Other (see attached supplemental
            schedule)                              5,782,270
 Total Taxes Payable                                                  40,003,386

See attached supplemental schedule for footnoted information.

IBC
Other Taxes Payable - Supplemental Schedule for period ended
September 17, 2005



                     Description                     Amount
                     -----------                     ------

    Use Tax                                 $      1,574,602
    Accr. Franchise Tax                            1,446,356
    Other Taxes                                    2,761,312

    Total Other Taxes Payable               $      5,782,270
                                            ================


(i ) Reorganization and restructuring expenses for the period include charges for professional fees of approximately $1,772,000, key employee retention plan and restructuring bonus accruals of approximately $550,000, North Central PC severance and related costs of $1,228,000, and North Central PC asset impairment charges of $2,035,000.

(ii) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                         DATED AS OF SEPTEMBER 17, 2005


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended September 17, 2005 and balances of and period changes (including year end adjustments reflected after the preparation of the May 28, 2005 MOR) in certain of the Company's accounts as of September 17, 2005, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 and 2005 Annual Reports on Form 10-K and the fiscal 2005 and 2006 quarterly Form 10-Qs with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR does not reflect certain quarter end adjustments expected for the second quarter of fiscal 2006 that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended September 17, 2005 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004 and 2005 annual Form 10-Ks and its fiscal 2005 and 2006 quarterly Form 10-Qs.

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

     a. The Company has not completed the process of reconciling and identifying its pre and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

     b. This MOR does not reflect non-cash asset valuation charges that may be required under GAAP due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We anticipate material impairment to our goodwill and we may also be required to reflect significant impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

     c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

     d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format. e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, as described above, the MOR does not reflect certain quarterly adjustments.

4. The Company has not yet completed the preparation of its year end fiscal 2004 or fiscal 2005 financial statements and further work on these financials could impact fiscal 2006 results as presented.

5. As of September 17, 2005 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $71.4 million of letters of credit outstanding as of September 17, 2005, which were partially collateralized by $19.6 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $113.5 million as of September 17, 2005. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.